PRESS RELEASE

FOR IMMEDIATE RELEASE
Contact:  Gregory J. Kreis, President & CEO
          Eugene R. Sunderhaft, Senior Vice President & CFO

Telephone:  315 343 4100


 BRIDGE STREET FINANCIAL, INC. ANNOUNCES DELAY IN ANNUAL SHAREHOLDERS MEETING


OSWEGO, NEW YORK JANUARY 25, 2005. Bridge Street Financial, Inc. (the "Company") (NASDAQ: OCNB), the holding company for Oswego County National Bank (the "Bank"), reported that the Board of Directors at their regular January meeting voted to delay the Annual Shareholders meeting until a date that is no later than September 30, 2005. The Board has released earnings for the fourth quarter of 2004 and for the full year 2004. Earnings for 2004 reflected an increase of 33% over 2003 earnings. The Annual Report of financial results for the year 2004 will be sent to shareholders in late March, 2005. The Proxy Statement and Notice of Meeting of Shareholders will be distributed to shareholders approximately thirty days prior to the date of the Annual Shareholders Meeting.

Gregory J. Kreis, President and CEO of the Company stated that, "The Board of Directors is in the process of extensive strategic planning for the future and wanted additional time to complete that planning prior to the Annual Shareholders Meeting. We expect that planning to be completed by the end of the second quarter and then the Annual Shareholders Meeting will be scheduled."

Bridge Street Financial, Inc. is the holding company of Oswego County National Bank. Oswego County National Bank is a national bank whose deposits are insured by the FDIC. The Bank was founded in 1870 and conducts business from its main office in Oswego, New York and seven branches in Oswego, Fulton, Pulaski, Brewerton, North Syracuse, and Liverpool, New York.

THIS PRESS RELEASE MAY CONTAIN FORWARD-LOOKING STATEMENTS BASED ON CURRENT EXPECTATIONS, ESTIMATES AND PROJECTIONS ABOUT THE COMPANY'S INDUSTRY, MANAGEMENT'S BELIEFS AND ASSUMPTIONS MADE BY MANAGEMENT. WORDS SUCH AS "ANTICIPATES", "EXPECTS", "INTENDS", "PLANS", "BELIEVES", "SEEMS", "ESTIMATES", OR VARIATIONS OF SUCH WORDS AND SIMILAR EXPRESSIONS ARE INTENDED TO IDENTIFY SUCH FORWARD-LOOKING STATEMENTS. THESE STATEMENTS ARE NOT GUARANTEES OF FUTURE PERFORMANCE AND ARE SUBJECT TO CERTAIN RISKS, UNCERTAINTIES AND ASSUMPTIONS THAT ARE DIFFICULT TO FORECAST. THEREFORE, ACTUAL RESULTS MAY DIFFER MATERIALLY FROM THOSE EXPRESSED OR FORECAST IN SUCH FORWARD-LOOKING STATEMENTS. THE COMPANY UNDERTAKES NO OBLIGATION TO UPDATE PUBLICLY ANY FORWARD-LOOKING STATEMENTS, WHETHER AS A RESULT OF NEW INFORMATION OR OTHERWISE.